                                                                EXHIBIT 1.1



                                PROFFITT'S, INC.

                        4 3/4% Convertible Subordinated
                              Debentures due 2003

                               STANDBY AGREEMENT

                                                           September   , 1997

SMITH BARNEY INC.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

                  Proffitt's, Inc., a Tennessee corporation (the "Company"), proposes to redeem on October 6, 1997 (the "Redemption Date") all of its outstanding 4 3/4% Convertible Subordinated Debentures due 2003 (the "Debentures") at a total redemption price of $1,052.1184 per $1,000 principal amount of Debentures (which amount includes accrued interest to the date of redemption and the required redemption premium). Each $1,000 principal amount of Debentures or integral multiple thereof is convertible into Common Stock, $.10 par value (the "Common Stock"), of the Company at a conversion price of $42.70 per share (equivalent to 23.42 shares of Common Stock per $1,000 principal amount of Debentures). The right to convert the Debentures into shares of Common Stock will terminate at the close of business (5:00 p.m., New York City time) on September 29, 1997 (the "Conversion Expiration Time").

                  The Company desires to make arrangements with Smith Barney Inc., as purchaser (the "Purchaser"), pursuant to which the Purchaser will purchase authorized but unissued shares of Common Stock which would have been issuable upon conversion of those Debentures which are not duly surrendered for conversion prior to the Conversion Expiration Time by persons other than the Purchaser.

                  The Company wishes to confirm as follows its agreement with the Purchaser in respect of such arrangement.


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                                      -2-


                  1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus relating to the maximum number of shares of Common Stock (the "Shares") issuable by the Company upon conversion of the Debentures and in accordance with this Agreement. The Company has also filed such amendments thereto, if any, as may have been required to the date hereof and will file, if required, on or prior to the effective date of the registration statement one or more additional amendments thereto. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective and includes all financial statements, reports and documents incorporated by reference therein and not required to be filed therewith by Form S-3 under the Act (the "Incorporated Documents"), filed in accordance with the Securities Exchange Act of 1934, as amended, and the rules, regulations and forms of the Commission thereunder (collectively, the "Exchange Act") on or before the date on which the Registration Statement becomes effective; provided, however, that if the Company files any documents pursuant to Section 13 or 14 of the Exchange Act after the time the Registration Statement becomes effective and prior to the termination of the offering of the Common Stock by the Purchasers, which documents are deemed to be incorporated by reference into the Registration Statement or the Prospectus, the term "Incorporated Documents" shall include the documents so filed from and after the time said documents are filed with the Commission. The term "Prospectus" means the prospectus, including any Incorporated Documents, on file with the Commission at the time the Registration Statement becomes effective; provided, however, that if the prospectus filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Exchange Act differs from such prospectus, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is mailed or otherwise delivered to the Commission for filing.

                  2. Agreements to Sell and Purchase. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to the Purchaser and, upon the basis of the representations, warranties and agreements of the

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                                      -3-



Company herein contained and subject to all the terms and conditions set forth herein, the Purchaser agrees to purchase from the Company the number of shares of Common Stock that would have been issued upon conversion of all Debentures that are not duly surrendered for conversion on or prior to the Conversion Expiration Time by persons other than the Purchaser at a purchase price equal to $44.92 per share (the "Purchase Price"); provided, however, that the aggregate number of such shares of Common Stock issued and sold pursuant to this Agreement shall not exceed 2,019,975. Shares of Common Stock acquired by the Purchaser pursuant to this Section 2(a) are referred to herein as the "Purchased Shares."

                  Certificates for the Purchased Shares to be purchased hereunder shall be registered in such names and in such denominations as the Purchaser shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date (as defined). Such certificates shall be made available to the Purchaser in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Delivery to the Purchaser of any Purchased Shares purchased pursuant to this Section 2(a) shall be made at the offices of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, on October 6, 1997 (the "Closing Date"). The certificates evidencing the Purchased Shares to be purchased hereunder shall be delivered to the Purchaser on the Closing Date against payment of the purchase price therefor in immediately available funds.

                  (b) Until the Conversion Expiration Time, the Purchaser may (but shall not be obligated to) solicit or purchase Debentures in the open market or otherwise in such amounts and at such prices as Purchaser may deem advisable. The Purchaser agrees to surrender for conversion on the Conversion Expiration Time any Debentures beneficially owned by it on the Conversion Expiration Time. Shares of Common Stock issued to the Purchaser upon conversion of such Debentures may be sold by the Purchaser at any time or from time to time pursuant to an effective registration statement under the Act (including the Registration Statement) or an applicable exemption under the Act. Shares of Common Stock acquired upon conversion of the Debentures referred to in this
Section 2(b) are referred to as "Additional Shares." Purchased Shares and Additional Shares are referred to in this Agreement as "Acquired Shares."
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                                      -4-


                  (c) As compensation to the Purchaser for its commitment hereunder, the Company will pay to the Purchaser: (i) on the date hereof, $362,949 as a standby fee, by wire transfer of immediately available funds, and
(ii) on the Closing Date, in the event the Purchaser acquires Acquired Shares in excess of 100,999 shares of Common Stock, an amount equal to $2.02 per Acquired Share for all Acquired Shares, by wire transfer of immediately available funds; provided, however, that if the closing market price of the Common Stock (as reported on the New York Stock Exchange Composite Tape) at the Conversion Expiration Time is greater than the Purchase Price, the Company shall not be required to pay any amounts due under this clause (ii) with respect to any Additional Shares. At the option of the Purchaser, in lieu of being paid by the Company the amount referred to in this Section 2(c)(ii), the Purchaser may deduct such amount from the Purchase Price payable pursuant to
Section 2(a).

                  (d) The Purchaser agrees to inform the Company when all Acquired Shares have been sold or if any offering of Acquired Shares is otherwise terminated.

                  (e) Upon advice from the Company pursuant to Section 3(b)(iii) of the happening of any event which requires the amendment of or the filing of any supplement to the Registration Statement or the Prospectus, the Purchaser will suspend any offering of Acquired Shares until the Company has so amended or supplemented the Registration Statement or Prospectus.

                  3. Agreements of the Company. The Company agrees with the Purchaser as follows:

                  (a) The Company will use its best efforts to cause the
               Registration Statement to become effective by 5:30 p.m. on the date hereof and will advise the Purchasers promptly and, if requested by the Purchaser, will confirm such advice in writing, when the Company receives notice (written or oral) that the Registration Statement has become effective.

                  (b) The Company will advise the Purchaser promptly and, if requested by the Purchaser, will confirm such advice in writing:
               (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of

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                                      -5-


               the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                    (c) The Company will furnish to the Purchaser, without
               charge (i) a signed copy of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Purchaser may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as the Purchaser may request, and
               (iv) two copies of the exhibits to the Incorporated Documents.

                    (d) The Company will not file any amendment to the
               Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, file any document which, upon filing becomes an Incorporated Document, of which the Purchaser shall not pre-viously have been advised or to which, after the Purchaser shall have received a copy of the document proposed to be filed, the Purchaser shall reasonably object.

                    (e) As soon after the execution and delivery of this
               Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Purchaser a prospectus is required by the Act to be delivered in connection with sales by the Purchaser or any dealer, the Company will expeditiously deliver to the Purchaser and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Purchaser may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Purchaser and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Purchaser or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Purchaser and dealers a reasonable number of copies thereof. In the event that the Company and the Purchaser agree that the Prospectus should be amended or supplemented, the Company, if requested by the Purchaser, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                    (f) The Company will cooperate with the Purchaser and with counsel for the Purchaser in connection with the registration or qualification of the Shares for offering and sale by the Purchaser and by dealers under the securities or Blue Sky laws of such jurisdictions as the Purchaser may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that in no event shall the Company be obligated to (i) qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(f), (ii) file any general consent to service of process in any jurisdiction where it is not at the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

                    (g) The Company will make generally available to its
               security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                    (h) During the period of five years hereafter, the Company will furnish to the Purchaser as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission.

                    (i) The Company will apply the net proceeds from the sale
               of the Shares substantially in accordance with the description set forth in the Prospectus.

                    (j) Not later than the business day immediately following
               the effective date of the Registration Statement, the Company will mail or cause to be mailed to registered holders of Debentures or their agents a Prospectus and a notice of redemption complying with the requirements of the Indenture dated as of October 26, 1993 (the "Indenture") between the Company and Union Planters National Bank, as Trustee, as in effect on the date hereof (the "Notice of Redemption") with respect to redemption of the Debentures. In addition, the Company will cause to be published in The Wall Street Journal on not later than the second business day immediately following the effective date of the Registration Statement an advertisement relating to the redemption of the Debentures.

                    (k) The Company will advise the Purchaser daily or direct
               Union Planters National Bank, as conversion and paying agent, respectively, for the Debentures to advise the Purchaser daily of the principal amount of Debentures surrendered for conversion into Common Stock and surrendered for redemption on the preceding day.

                    (l) Prior to the Conversion Expiration Time, the Company
               will take no action the effect of which would, in accordance with Section 1304 of the Indenture, be to require an adjustment in the conversion price of the Debentures.

                    (m) The Company will pay all costs and expenses incident to the performance of its obligations hereunder, including (i) the costs of preparation, printing or duplication, as the case may be, and filing of the Registration Statement (including the exhibits thereto), the Prospectus, and any amendments or supplements to the Registration Statement or the Prospectus, and any other documents relating to the call for redemption of the Debentures, and expenses in connection with the duplication of this redemption of the Debentures, and expenses in connection with the duplication of this Agreement, (ii) the costs relating to the issuance and delivery of the Common Stock (including transfer taxes, if any), (iii) the fees and expenses of the Company's accountants and counsel, (iv) the costs of furnishing to the Purchaser and to each dealer, if any (including postage, air freight charges and charges for counting and packing) such copies of the Registration Statement, the Prospectus, and all amendments or supplements to the Registration Statement and the Prospectus, and any other documents relating to the call for redemption of the Debentures, as may be requested for use in connection with the offering and sale of the Purchased Shares by the Purchaser or by dealers to whom such shares may be sold, (v) the Commission's registration fee and the costs of filing with the National Association of Securities Dealers, Inc., if required, (vi) the fees and expenses of the Trustee and any transfer, exchange, redemption or conversion agents for the Common Stock and Debentures, (vii) the fees for listing of the Common Stock on the New York Stock Exchange and (viii) the expenses in connection with the qualification of the Purchased Shares under state securities laws, including filing fees, the reasonable fees and disbursements of counsel for the Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey, if any, and the costs of printing and delivery to the Purchaser of copies of the Blue Sky Survey, if any.

                    (n) The Company will also reimburse the Purchaser for all
               of the Purchaser's out-of-pocket expenses reasonably incurred in connection herewith, including reasonable fees and expenses of counsel to the Purchaser.

                    (o) Except as otherwise provided in this Agreement, the
               Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock (except for any securities issued, offered, sold or disposed of by the Company pursuant to its stock option and other benefit plans maintained for, or employment agreements with, its officers, directors and employees or Common Stock issued or distributed in connection with the conversion or exercise of any security of the Company outstanding on the date of the Prospectus), for a period of 90 days after the date of the Prospectus, without the prior written consent of the Purchaser.

                    (p) The Company has furnished or will furnish to the
               Purchaser "lock-up" letters, in form and substance satisfactory to the Purchaser, signed by each of its current executive officers and directors prohibiting them from offering, selling, contracting to sell or otherwise disposing of any Common Stock for a period of 90 days after the date of the Prospectus.

                    (q) Except as stated in this Agreement and in the
               Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                    (r) The Company will have the Shares listed, subject to
               notice of issuance, on the New York Stock Exchange on or before the Closing Date.

                    4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

                    (a) Each Prospectus included as part of the registration
               statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

                    (b) The Company and the transactions contemplated by this
               Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser through the Purchaser expressly for use therein.

                    (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    (d) All the outstanding shares of Common Stock of the
               Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Purchased Shares have been duly authorized and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the Additional Shares to be issued by the Company have been duly authorized and when issued and delivered to the Purchaser upon conversion of any Debentures held by it in accordance with the terms thereof and hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the registration statement and the Prospectus.

                    (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Tennessee with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect (as defined).

                    (f) All the Company's subsidiaries (collectively, the
               "Subsidiaries") are listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. Each Subsidiary is a corporation or partnership duly organized, validly existing and, if a corporation, in good standing in the jurisdiction of its incorporation with full power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect (as defined).

                    (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties, is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                    (h) Neither of the Company nor any of the Subsidiaries is
               (A) in violation of its respective articles, certificate or charter of incorporation, by-laws or, if such Subsidiary is a partnership, its partnership agreement (each, an "Organizational Document"), (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company or the Subsidiaries or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole.

                    (i) None of the call for the redemption of the Debentures, the redemption of the Debentures (so long as paid for with the proceeds of the Purchased Shares), the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any Organizational Documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound and which, in the case of this clause
               (ii), is material to the Company and the Subsidiaries, taken as a whole, or violates or will violate any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or foreign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or assets.

                    (j) The accountants, Coopers & Lybrand L.L.P. and Deloitte
               & Touche, LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by Regulation S-X under the Act.

                    (k) The financial statements, together with related
               schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis materially consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                    (l) This Agreement has been duly authorized, executed and
               delivered by the Company.

                    (m) Except as set forth in or contemplated by the
               Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company and the Subsidiaries taken as a whole, (B) transaction entered into by the Company or any of the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, or (C) material change in the capital stock or material increase in the short-term debt or long-term debt of the Company (other than in the ordinary course of business).

                    (n) Each of the Company and the Subsidiaries has (i) good
               and marketable title to all real property described in the Prospectus as being owned by it, (ii) good title to all personal property described in the Prospectus as being owned by it and
               (iii) good title to the leasehold estate in the real and personal property described in the Prospectus as being leased by it, in each case, free and clear of all liens, claims, security interests or other encumbrances except as provided in the related lease or such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement, and except where the failure to have such title or the existence of such liens, claims, security interests or other encumbrances or the invalidity or unenforceability of any such lease would not, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

                    (o) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

                    (p) Each of the Company and the Subsidiaries has obtained
               all material consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations of and from, and has made all material declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use their respective properties and assets and to conduct their respective businesses in the manner described in the Prospectus, except where the failure to so obtain or so declare or file would not be reasonably likely to have or result in a Material Adverse Effect.

                    (q) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against the Company or the Subsidiaries, in each case other than as would not individually or in the aggregate have a Material Adverse Effect.

                    (r) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement, except such as have been waived or may not be exercised. Except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

                    (s) Neither the Company nor any of the Subsidiaries is an
               "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                    (t) No strike, labor problem, dispute, slowdown, work
               stoppage or disturbance with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                    (u) Each of the Company and the Subsidiaries owns or
               possesses, or can acquire on reasonable terms, adequate licenses, trademarks, service marks, trade names, copyrights and know-how (including trade secrets and other proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to conduct the business now or proposed to be operated by each of them as described in the Prospectus, except where the failure to own, possess or have the ability to acquire any such intellectual property could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company or any of the Subsidiaries has received any notice of infringement of or conflict with (and none of them knows of any such infringement of or conflict with) asserted rights of others with respect to any of such intellectual property.

                    (v) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance, in all material respects, with normal industry practice.

                    (w) Other than as disclosed in the Prospectus, none of the
               Company or any Subsidiary has any profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company or any Subsidiary which is material to the Company and the Subsidiaries, taken as a whole.

                    (x) The statistical and market-related data included in the
               Prospectus are based on or derived from sources which the Company believes to be reliable and accurate in all material respects or represent the Company's good faith estimates that are made on the basis of data derived from such sources.

                    (y) Except as described in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) (x) there is no pending civil, criminal or administrative action, or pending hearing or suit, (y) neither the Company nor any Subsidiary has received any demand, claim, or notice of violation and (z) to the knowledge of the Company, there is no investigation, proceeding, notice or demand letter or request for information threatened against the Company or any of the Subsidiaries in the case of (x), (y) and (z), under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any Subsidiary, (E) neither the Company nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980,
         as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any Subsidiary is (i) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials (as defined below) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. The term "Hazardous Material" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, the Resource Conservation and Recovery Act, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

               (z) Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such Subsidiary is or has ever been a participant, which in the aggregate would reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Purchaser furnished in writing to the Company by or on behalf of the Purchaser expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against the Purchaser or any person controlling the Purchaser in respect of which indemnity may be sought against the Company hereunder, the Purchaser or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses,
(ii) the Company has failed to as-
sume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Purchaser or such controlling person and the Company and the Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Purchaser or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to one local counsel in each separate jurisdiction) at any time for the Purchaser and controlling persons not having actual or potential differing interests with the Purchaser or among themselves, which firm shall be designated in writing by the Purchaser, and that all such fees and expenses shall be reimbursed as they are incurred, but not more frequently than monthly. The Company shall not be liable for any settlement, compromise or consent to the entry of any judgment with respect to any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final nonappealable judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Purchaser, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) The Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with respect to information relating to the Purchaser furnished in writing by or on behalf of the Purchaser expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement or the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Purchaser pursuant to this paragraph (c), the Purchaser shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Purchaser's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Purchaser by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Purchaser may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the aggregate Redemption Price of all Debentures outstanding on the date of this Agreement bears to the total compensation received by the Purchaser pursuant to Section 2. The relative fault of the Company on the one hand and the Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Purchaser on the other hand and the par-ties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, the Purchaser shall not be required to contribute any amount in excess of the amount by which the aggregate Purchase Price of the Purchased Shares pursuant to Section 2 exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but not more frequently than monthly. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Purchaser or any person controlling the Purchaser, the Company, its directors or officers, or any person controlling the Company,
(ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Purchaser or any person controlling the Purchaser, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

               6. Conditions of the Purchaser's Obligations. The obligations of the Purchaser to purchase the Purchased Shares hereunder are subject to the following conditions:

               (a) The registration statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or of such later date and time as shall be consented to in writing by the Purchaser.

               (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which, in the Purchaser's reasonable opinion, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Purchaser and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Purchaser's reasonable opinion, materially adversely affect the market for the Shares.

               (c) On the effective date of the Registration Statement and prior to the mailing of the notice of redemption for the Debentures as described in the Prospectus and the Registration Statement (the "Notice of Redemption"), the Purchaser shall have received opinions of each of Brian J. Martin, Executive Vice President of Law and General Counsel of the Company (as to the matters set forth in paragraphs (viii), (xiii)(A) and (xvi) below and the penultimate paragraph of this Section 6(c) and Alston & Bird LLP, counsel for the Company (as to the matters set forth in paragraphs
          (i), (ii), (iii), (iv), (v), (vi), (vii), (ix), (x), (xi), (xii),
          (xiii)(B), (xiv), (xv) and (xvii) below and the penultimate paragraph of this Section 6(c). Each opinion shall be dated as of the effective date and otherwise satisfactory to the Purchaser and counsel for the Purchaser.

                         (i) The Company has been duly incorporated and is
                    validly existing under the laws of the State of Tennessee, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it conducts its business (based on certificates of officers of the Company) and such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                         (ii) The authorized and outstanding capital stock of
                    the Company is as set forth under the caption "Description of Capital Stock" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                         (iii) All the shares of capital stock of the Company
                    outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

                         (iv) The Debentures are convertible into shares of
                    Common Stock as provided in the Indenture and as described in the Prospectus and, to the knowledge of such counsel, such shares of Common Stock have been duly reserved for issuance upon conversion of the Debentures. The Acquired Shares have been duly authorized and, when issued and delivered to the Purchaser against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Acquired Shares upon the issuance thereof by the Company;

                         (v) The form of certificates for the Shares conforms
                    in all material respects to the requirements of the Tennessee Business Corporation Act;

                         (vi) The Registration Statement and all post-effective
                    amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                         (vii) The Company has the requisite corporate power
                    and authority to enter into this Agreement and to issue, sell and deliver the Acquired Shares to the Purchaser as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

                         (viii) Neither the Company nor any of the Subsidiaries
                    is in violation of its respective Organizational Document; provided, however, that with respect to the business purpose clauses of the charter of the Company and the Subsidiaries, such opinion may be limited to the knowledge of such counsel after due inquiry; to the knowledge of such counsel, no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract identi-fied to such counsel as material by the Company or filed as an exhibit to any Incorporated Document; and to the knowledge of such counsel, the Company is not in breach or violation of any law, ordinance, statute, rule or regulation, or any judgment, decree or order or governmental or regulatory agency or other body having jurisdiction over the Company or any of its properties or assets in any material respect;

                         (ix) The Company is not an "investment company" or a
                    company "controlled by" or required to register as an investment company as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

                         (x) The issuance, sale and delivery of the Acquired
                    Shares, the execution, delivery and performance by the Company of this Agreement (assuming due authorization and execution by the Purchaser), and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of this Agreement do not conflict with or constitute or result in a breach or violation by the Company of (A) any provision of the Charter of Incorporation or By-laws of the Company, (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any agreement of the Company identified to such counsel as material or (C) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Company, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Company or any of its properties or assets;

                         (xi) No consent, waiver, approval, authorization,
                    license, qualification or order of or filing or registration with, any court or governmental or regulatory agency or body is required for the execution and delivery by the Company of this Agreement, the offer, sale and delivery of the Acquired Shares, the performance by the Company of its obligations under this Agreement, or for the consummation of any of the transactions contemplated hereby, except, such as may be required under the "blue sky" laws of any jurisdiction in connection with the offer, sale and delivery of the Acquired Shares by the Purchaser (as to which such counsel need express no opinion);

                         (xii) The Registration Statement and the Prospectus
                    and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act;

                         (xiii) To the knowledge of such counsel, (A) other
                    than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which in the judgment of the Company could reasonably be expected to have a Material Adverse Effect and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;


                         (xiv) The redemption of all of the outstanding
                    Debentures on the Redemption Date has been duly authorized by the Company; and the only remaining action required by the terms of the Debentures to call the Debentures for redemption on the Redemption Date is the giving of the Notice of Redemption to holders of Debentures by mail in accordance with the requirements contained in the Indenture and the payment by the Company of the redemption price in accordance with the terms of the Indenture;

                         (xv) Except as described in the Prospectus, to such
                    counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                         (xvi) Except as described in the Prospectus, to such
                    counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement, except such as have been waived or may not be exercised; and

                         (xvii) The statements in the Registration Statement
                    and the Prospectus under the caption "Certain Federal Income Tax Considerations," insofar as they are descriptions of legal documents or refer to statements of law or legal conclusions, are accurate in all material respects.

                    In addition, such counsel shall state that although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospec-tus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

                  In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of Georgia and Tennessee; provided, however, that (1) each such local counsel is acceptable to the Purchaser, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Purchaser and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Purchaser are justified in relying thereon.

                  (d) On the effective date of the Registration Statement and prior to the mailing of the Notice of Redemption, an opinion of Cahill Gordon & Reindel, counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser, as Representatives of the Purchaser, with respect to the matters referred to in clauses (vi) and (xii) and the penultimate subparagraph of the foregoing paragraph
          (c) and such other related matters as the Purchaser may request. The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States. In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company.

               (e) On the effective date of the Registration Statement and prior to the mailing of the Notice of Redemption, the Purchaser shall have received a letter addressed to the Purchaser, and dated the date hereof from Coopers & Lybrand L.L.P., independent certified public accountants, substantially in the form heretofore approved by the Purchaser.

               (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth in or contemplated by the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Purchaser shall have received a certificate, dated the Closing Date and signed by the Chairman of the Board or the President or the principal financial or accounting officer of the Company (or such other officers as are acceptable to the Purchaser), to the effect set forth in this Section 6(f) and that the Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

               (g) Prior to the offering of the Purchased Shares, the Purchased Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

               (h) The Company shall have furnished or caused to be furnished to the Purchaser such further certificates and documents as the Purchaser shall have reasonably requested.

               (i) There shall not have been any change after the date of this Agreement in the certificate of incorporation or by-laws of the Company adversely affecting the rights of the holders of the Common Stock or any other action affecting the conversion price of the Debentures.

               (j) On the Closing Date, the Purchaser shall have received, in form and substance satisfactory to the Purchaser, (i) letters, dated the Closing Date, from the counsel referred to in Section 6(c) and Cahill Gordon & Reindel to the effect that they reaffirm the respective opinions set forth in Section 6(c) and 6(d), respectively, and (ii) a letter from Coopers & Lybrand L.L.C. to the effect that it reaffirms its statements made in its letter furnished pursuant to
          Section 6(e).

               All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Purchaser and the Purchaser's counsel.

               Any certificate or document signed by any officer of the Company and delivered to the Purchaser or to counsel for the Purchaser, shall be deemed a representation and warranty by the Company to the Purchaser as to the statements made therein.

               If any condition specified in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all the Purchaser's obligations hereunder may be canceled by the Purchaser by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Redemption Date, and any such can-cellation shall be without liability of any party to any other party, except as provided in Sections 2(c)(i), 3(m), 3(n), 5 and 8(c).

                  7. Effective Date of Agreement. This Agreement shall become effective when the Purchaser and the Company shall have received notification of the effectiveness of the Registration Statement.

                  8. Termination of Agreement. (a) Prior to the time the Company mails the Notice of Redemption, with respect to the Debentures, this Agreement may be terminated by the Company by written notice to the Purchaser, or by the Purchaser by written notice to the Company.

                  (b) The Purchaser shall also have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Redemption Date if prior to the Redemption Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Purchaser's reasonable judgment, impracticable or inadvisable to commence or continue the offering of the Shares to the public or to enforce contracts for the resale of the Shares by the Purchaser.

                  (c) Any notice given pursuant to this Section 8 shall be effective only upon receipt. If this Agreement is terminated pursuant to this
Section 8, such termination shall be without liability of any other party except as provided in Sections 2(c)(i), 3(m), 3(n) and 5.

                  9. Miscellaneous. Except as otherwise provided in Sections 3, 7 and 8 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 750 Lakeshore Parkway, Birmingham, Alabama 35211, Facsimile:
(205) 940-4098, Attention: Brian J. Martin, with a copy to Alston & Bird LLP, One Atlantic Center, 1201 W. Peachtree Street,

Atlanta, Georgia 30309-3424, Facsimile: (404) 881-4777, Attention: H. Sadler Poe; or (ii) if to Smith Barney Inc., at 388 Greenwich Street, New York, New York 10013, Facsimile: (212) 816-7917, Attention: Manager, Investment Banking Division.

                  This Agreement has been and is made solely for the benefit of the Purchaser, the Company, its directors and officers, and the other controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Purchaser of any of the Shares in his status as such purchaser.

                  10. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  [Remainder of Page Intentionally Left Blank]

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the Purchaser.

                                     Very truly yours,

                                     PROFFITT'S, INC.

                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:


Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.


By:
    -----------------------------------------
                  Managing Director